Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida		July 1, 2015

DYCOM INDUSTRIES, INC. UPDATES FISCAL 2015
FOURTH QUARTER EXPECTATIONS

Palm Beach Gardens, Florida, July 1, 2015 - Dycom Industries, Inc. (NYSE:DY) announced today an update to its previously issued guidance for the fourth quarter of fiscal 2015, which will end on July 25, 2015. The Company now expects revenue between $560 million and $570 million and diluted earnings per share of $0.79 to $0.87. The Company had previously provided guidance for revenue of $550 million to $570 million and diluted earnings per share of $0.74 to $0.82.
Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities.
This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include our ability to accurately forecast quarter and year-end results, business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.